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                                                                   EXHIBIT 10.31

                           DORAL FINANCIAL CORPORATION
                           1451 F.D. Roosevelt Avenue
                        San Juan, Puerto Rico 00920-2717

                              As of January 1, 2004

Mr. Salomon Levis
Doral Financial Plaza
1451 F.D. Roosevelt Avenue
San Juan, Puerto Rico 00920-2717

Dear Mr. Levis:

         You are currently employed pursuant to an Agreement (the "Prior Employment Agreement") dated as March 5, 2002 by Doral Financial Corporation, a Puerto Rico corporation ("DFC") which expired on December 31, 2003. You have had wide experience during your employment by DFC in the financial services industry, have been employed by DFC or its predecessors since 1983, and have served as Chairman of the Board of Directors and Chief Executive Officer of DFC since February 1, 1990. Because of your experience, DFC deems it in its best interests to continue to have the benefit of your services as Chairman of the Board and Chief Executive Officer.

         It is expected that in such capacity, in addition to your duties as Chairman and Chief Executive Officer of DFC you will continue to manage the business of DFC substantially in the manner in which you have prior to the date hereof. The Board of Directors of DFC has authorized the execution of this Agreement with regard to your employment on the conditions outlined in the following sections of this letter. With respect to any period of service after December 31, 2003, this Agreement supersedes and cancels all prior employment, personal service, consulting or similar agreement between you and DFC and its subsidiaries, divisions and ventures, including the Prior Employment Agreement.

         1.       TERM OF EMPLOYMENT

                  The term of this Agreement shall be for a period commencing on January 1, 2004 and ending December 31, 2005, unless sooner terminated as herein provided.

         2.       POSITION AND RESPONSIBILITIES

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Mr. Salomon Levis
As of January 1,2004
Page 2

                  You will serve as Chairman and Chief Executive Officer of DFC. By your acceptance of this Agreement, you undertake to accept such employment and to devote your full time and attention to DFC, and to use your best efforts, ability and fidelity in the performance of the duties attaching to such employment. During the term of your employment hereunder, you shall not perform any services for any other company, which services conflict in any way with your obligations under the two preceding sentences of this Section 2, whether or not such company is competitive with the businesses of DFC, provided, however, that nothing in this Agreement shall preclude you from devoting reasonable periods required for

                           (a)      serving as a director or member of a
committee of any organization involving no conflict or potential conflict of interest with the interests of DFC;

                           (b)      delivering lectures, fulfilling speaking
engagements, teaching at educational institutions;

                           (c)      engaging in charitable and community
activities; and

                           (d)      managing your personal and family
investments, provided that such activities do not interfere with the regular performance of your duties and responsibilities under this Agreement.

                  You shall, at all times during the term hereof, be subject to the supervision and direction of the Board of Directors of DFC with respect to your duties, responsibilities and the exercise of your powers.

         3.       COMPENSATION

                  (a) During the term of this Agreement you shall receive an annual salary of $2,400,000 annually, payable no less often than monthly in accordance with corporate policy.

                  (b)      (i)      During the term of this Agreement, you
shall also be entitled to receive an annual incentive bonus (commencing with the year ended December 31, 2004) equal to 15% of the amount of Adjusted Net Income in excess of a 15% Return on Equity Capital (as hereinafter defined); provided, however, that the total salary and incentive compensation payable to you pursuant to this Agreement shall not exceed $4.8 million per annum; and

                           (ii)     The incentive bonus shall be payable
annually by DFC within 30 days following the date on which its Annual Report on Form 10-K for the fiscal year ended the prior December 31 shall have been filed with the United States Securities and Exchange Commission; provided that such amount shall only be payable if you shall have served as Chairman of the Board and Chief Executive Officer to DFC pursuant to this Agreement for the entire fiscal year

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Mr. Salomon Levis
As of January 1,2004
Page 3

to which such payments relate. As used in this Section 3, "Adjusted Net Income" means the annual consolidated net income by DFC and its subsidiaries after all taxes (including net income from equity interests held by DFC in any other venture and net income of any successor of DFC which may be formed by merger, consolidation or sale of substantially all of the assets of DFC) during the calendar year preceding the payment as determined in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved and as shown by DFC's published consolidated financial statements audited by its independent accountants (hereinafter referred to as "GAAP"), such net income to be adjusted (A) by adding back to such net income any payments made pursuant to Section 3(b)(i) hereof and payments of similar incentive compensation to other executive officers of DFC, (B) by deducting from such net income dividends on shares of preferred stock that are excluded from the definition of "Equity Capital" set forth below and (C) by adjusting such net income by any extraordinary items of income and expense such as merger related expenses. As used in Section 3, (1) "Equity Capital" means DFC's consolidated Stockholders Equity (excluding preferred stock or other similar instruments that are not convertible into shares of Common Stock) at the December 31 immediately preceding the beginning of the fiscal year for which the calculation is being made, determined in accordance with GAAP and (2) "Return on Equity Capital" for any fiscal year means the percentage determined by dividing DFC's consolidated net income after all taxes determined in accordance with GAAP for such fiscal year by Equity Capital for such preceding December 31; provided that such calculation shall be adjusted as set forth in the immediately succeeding sentence. If DFC sells securities that constitute Equity Capital during the fiscal year, Equity Capital shall be increased by the net proceeds to DFC (after expenses) of such sale multiplied by a fraction the numerator of which shall be the number of days in such fiscal year which had elapsed from the date of the closing of such sale to the end of such fiscal year and the denominator of which shall be 365.

                  (c) You shall be entitled to receive stock options to acquire 600,000 shares of DFC's Common Stock subject to the terms and conditions of DFC's 1997 Employee Stock Option Plan and of the stock option awards granted as of January 2, 2004 by DFC's Compensation Committee.

                  (d) You shall be entitled to participate in the other benefit plans of DFC upon the terms and conditions on which such benefits are made available to other officers of DFC. Nothing herein shall obligate DFC to continue any existing benefit plan or to establish any replacement benefit plan.

                  (e) You shall be entitled to reimbursement for reasonable travel and entertainment expenses incurred in connection with the rendering of your services hereunder in compliance with DFC policy. Nothing contained herein shall authorize you to make any political contributions, including but not limited to payments for dinners and advertising in any political party program or any other payment to any person which might be deemed a bribe,

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Mr. Salomon Levis
As of January 1,2004
Page 4

kickback or otherwise and improper payment under corporate policy or practice and no portion of the compensation payable hereunder is for any such purpose.

                  (f) Payments under this Agreement shall be subject to reduction by the amount of any applicable federal, Commonwealth, state or municipal income, withholding, social security, state disability insurance, or similar or other taxes or other items which may be required or authorized to be deducted by law or custom.

                  (g) No additional compensation shall be due to you for services performed or offices held in any subsidiary, division, affiliate, or venture of DFC.

         4.       MISCELLANEOUS PROVISIONS RELATING TO THE BONUS AND OTHER
                  MATTERS

                  (a) Your acceptance of this Agreement will confirm that you understand and agree that the granting of the incentive compensation referred to in Section 3(b) and the receipt of any incentive bonus thereunder (the "incentive compensation") and of the stock options referred in Section 3(c), and any action thereunder, does not involve any statement or representation of any kind by DFC as to its business, affairs, earnings or assets, or as to the tax status of the incentive compensation or stock options or the tax consequences of any payment or exercise thereof, or otherwise. You further agree that any action at any time taken by or on behalf of DFC or by its directors or any committee thereof, which might or shall at any time adversely affect you or the incentive compensation, may be freely taken notwithstanding any such adverse effect without your being thereby or otherwise entitled to any right or claim against DFC or any other person or party by reason thereof.

                  (b) The incentive compensation is personal to you and, except as provided or contemplated in Section 3(b) above, in the event of your death or incapacity, is not transferable or assignable either by your act or by operation of law, and no assignee, trustee in bankruptcy, receiver or other party whosoever shall have any right to demand any incentive compensation or any other right with respect to it. If, in the event of your death or incapacity, your legal representative shall be entitled to demand the incentive compensation under any of the provisions hereof then, unless otherwise indicated by the context or otherwise required by any term hereof, references to "you" shall apply to said representative.

                  (c) If and when questions arise from time to time as to the intent, meaning or application of any one or more of the provisions hereof such questions will be decided by the Compensation Committee of the Board of Directors of DFC or any other Committee appointed to consider such matters, or, in the event DFC is merged into or consolidated with any other corporation, by the Board of Directors (or a Committee appointed by it) of the surviving or resulting corporation, and the decision of such Board of Directors or Committee, as the case may be, as to what is a fair and equitable settlement of each such question or as to what is a fair and

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Mr. Salomon Levis
As of January 1,2004
Page 5

proper interpretation of any provision hereof or thereof, whatever the effect of such a decision may be, beneficial or adverse, upon the incentive compensation, shall be conclusive and binding and you hereby agree that the incentive compensation is granted to and accepted by you subject to such condition and understanding. You understand that the incentive compensation is not held or set aside in trust and (1) DFC may seek to retain, offset, attach or similarly place a lien on such funds in circumstances where you have been discharged for cause and shall be entitled to do so for (x) malfeasance damaging to DFC, (y) conversion to you of an DFC opportunity, or (z) a violation of DFC's Code of Business Conduct and Ethics, in each case as determined in the sole discretion of the Compensation Committee of the Board of Directors, and (2) in the event DFC is unable to make any payment under this Agreement because of insolvency, bankruptcy or similar status or proceedings, you will be treated as a general unsecured creditor of DFC and may be entitled to no priority under applicable law with respect to such payments.

         5.       RESTRICTIONS ON COMPETITION

                  During the term of this Agreement and for a period of one year after you cease to be an employee of DFC or an affiliate of DFC, you will not, without the prior written consent of DFC, (a) accept employment or render service to any person, firm or corporation, directly or indirectly, in competition with DFC, or any affiliate thereof for any purpose which would be competitive with the business of DFC and its affiliates within the Commonwealth of Puerto Rico or any other geographic area in which DFC or any affiliate of DFC by which you were employed, conducted operations (the "Restricted Area") or any business as to which studies or preparations relating to the entry into which were made by DFC or any affiliate of DFC by which you were employed within one year prior thereto (collectively, the "Restricted Businesses") or (b) directly or indirectly, enter into or in any manner take part in or lend your name, counsel or assistance to any venture, enterprise, business or endeavor, wither as proprietor, principal, investor, partner, director, officer, employee, consultant, adviser, agent, independent contractor or in any other capacity whatsoever for any purpose which would be competitive with the Restricted Businesses in the Restricted Area. An investment not exceeding 5% of the outstanding stock in any corporation regularly traded on any national securities exchange or in the over-the-counter market shall not be deemed to violate this provision, provided that you shall not render any services for such corporation.

         6.       TERMINATION OF EMPLOYMENT

                  (a) Your employment hereunder may be terminated for dishonesty, death, incapacity, or inability to perform the duties of your employment on a daily basis, resulting from physical or mental disability caused by illness, accident or otherwise or refusal to perform the duties and responsibilities of you employment hereunder, or breach of fidelity to DFC.

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Mr. Salomon Levis
As of January 1,2004
Page 6

                  (b) At any time following a "Change in Control" of DFC, this Agreement may be terminated by DFC or you on 30 days' written notice to you or DFC, as the case may be, such termination to be effective as of the end of the calendar year during which such notice is given. As used herein, a "Change in Control" shall be deemed to have occurred at such time as (i) any person or group becomes the beneficial owner of more than 50% of the voting power of DFC's voting stock, or (ii) DFC consolidates with or merges into any other corporation or conveys or otherwise disposes of all or substantially all of its assets to any person.

                  (c) If at any time you shall voluntarily terminate your employment, then this Agreement, except for Section 5 hereof, shall terminate and all further obligations of DFC hereunder shall cease, provided that in any termination pursuant to subsection (b) of this Section 6 you shall be entitled to receive all compensation due to pursuant to Section 3 hereof for the calendar year in which such date of termination occurs.

                  You agree that this Section 6 shall create no additional rights in you to direct the operations of DFC.

         7.       WAIVERS AND MODIFICATIONS

                  No waiver by either party of any breach by the other of any provisions hereof shall be deemed to be a waiver of any later or other breach thereof, or as a waiver of any such or other provision of this Agreement. This Agreement sets forth all of the terms of the understandings between the parties with reference to the subject matter set forth herein and may not be waived, changed, discharged or terminated orally or by any course of dealing between the parties, but only by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

         8.       SEVERABILITY

                  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective under applicable law. In the event that any provision, or any portion of any provision, of this Agreement shall be held to be void and unenforceable, the remaining provisions of this Agreement, and the remaining portion of any provision found void or unenforceable in part only, shall continue in full force and effect.

         9.       ARBITRATION

                  Any dispute arising under this Agreement shall be submitted to arbitration in San Juan, Puerto Rico under the rules of the American Arbitration Association.

         10.      NOTICES

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Mr. Salomon Levis
As of January 1,2004
Page 7

                  Any notice or communication required or permitted to be given hereunder shall be deemed duly given if delivered personally or sent by registered or certified mail, return receipt requested, to the address of the intended recipient as herein set forth or to such other address as a party may theretofore have specified in writing to the other by delivering or mailing in a similar manner. Any notice or communication intended for DFC shall be addressed to the attention of the Chairman of the Compensation Committee of DFC's Board of Directors.

         11.      GOVERNING LAW

                  This Agreement shall be construed in accordance with the laws of the Commonwealth of Puerto Rico.

         12.      MISCELLANEOUS

                  This Agreement shall be binding upon the successors and assigns of DFC. This Agreement is personal to you, and you therefore may not assign your duties under this Agreement. The headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof or to affect the meaning hereof.

                  If the foregoing terms and conditions correctly embody your mutual understanding with DFC, kindly endorse your acceptance and agreement therewith in the space below provided, whereupon this shall become a binding agreement.

                           Very truly yours,

                           DORAL FINANCIAL CORPORATION

                           By:  /s/ John Ernst
                               -------------------------------------------------
                           Name: John Ernst
                           Title: Chairman Compensation Committee

Accepted and Agreed to as of the
date first above set forth:

    /s/ Salomon Levis
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      Salomon Levis